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                                                                       EXHIBIT 5

                            Pircher, Nichols & Meeks
                                ATTORNEYS AT LAW
                            1999 AVENUE OF THE STARS
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 201-8900
                               FAX 93100 201-8922


                                  May 16, 1996



Varco International, Inc.
743 North Eckhoff Street
Orange, California 92668

Gentlemen:

          We are acting as counsel to Varco International, Inc., a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 7,585,447 shares of the Common Stock of the Company, consisting of (i) 6,346,041 shares (the "Baker Hughes Shares") to be offered and sold by Baker Hughes Incorporated, (ii) 250,000 shares (the "Reinhold Shares" and, together with the Baker Hughes Shares, the "Firm Shares") to be offered and sold by Walter B. Reinhold, and
(iii) 989,406 shares (the "Optional Shares") to be subject to an over-allotment option to be granted by the Company to the Underwriters of the proposed offering pursuant to a Registration Statement on Form S-3 (No. 333-02869), filed by the Company with the Securities and Exchange Commission (the "Commission") on April 26, 1996, Amendment No. 1 thereto as filed with the Commission on May 3, 1996, Amendment No. 2 thereto as filed with the Commission on May 3, 1996, and Amendment No. 3 thereto to be filed with the Commission on May 17, 1996 (as so amended, the "Registration Statement").

          We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

          Based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement:

          1. The Firm Shares constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.
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          2.  The Optional Shares, upon issuance and delivery thereof and payment therefor as contemplated by the prospectus included in the Registration Statement and upon approval by the Board of Directors of the Company or the special Executive Committee appointed for such purpose by such Board of the price to be paid to the Company for the Optional Shares (to be reflected in the prospectus to be included in the Registration Statement at the time it becomes effective or the prospectus to be filed by the Company pursuant to Rule 424(b) and Rule 430A under the Securities Act) will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to us under the caption "Legal Opinions" in the prospectus which constitutes part of the Registration Statement.

                                       Very truly yours,



119168.1


                                       PIRCHER, NICHOLS & MEEKS